UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2023

Brainstorm Cell Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36641	20-7273918
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1325 Avenue of Americas, 28th Floor
New York, NY	10019
(Address of principal executive offices)	(Zip Code)

(201) 488-0460

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00005 par value	BCLI	NASDAQ Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Resignation

On June 15, 2023, Malcolm Taub notified the Board of Directors (the “Board”) of Brainstorm Cell Therapeutics Inc. (the “Company”) of his decision to resign from the Company’s Board, and all committees thereof, effective as of the close of business on June 15, 2023. Mr. Taub’s decision to resign was not due to any disagreement with the Company on any matter, or relating to its operations, policies, or practices.

Appointment of New Director

On June 19, 2023, the Board elected Nir Naor to serve as a member of the Board, effective June 20, 2023, filling the vacancy created by Mr. Taub’s resignation. Concurrently with his appointment to the Board, Mr. Naor will join the Board’s Audit Committee (the “Audit Committee”), serving as Chair, and the Board’s Governance, Nominating and Compensation Committee (the “GNC Committee”), serving as a member. Mr. Naor was elected to serve until his successor is duly elected and qualified, or until his earlier death, resignation or removal.

There are no understandings or arrangements between Mr. Naor and any other person pursuant to which he was selected to serve as a director of the Company and there are no reportable transactions under Item 404(a) of Regulation S-K.

Mr. Naor will receive the following compensation under the Company’s Second Amended and Restated Compensation Plan for his service on the Board: (a) an initial grant of 11,999 shares of restricted stock of the Company (“Restricted Stock”), consisting of (i) 6,666 shares of Restricted Stock for serving as a director, (ii) 3,333 shares of Restricted Stock for serving as Chair of the Audit Committee, and (iii) 2,000 shares of Restricted Stock for serving as a member of the GNC Committee; and (b) an annual award immediately following each annual meeting of stockholders of the Company consisting of (i) either a nonqualified stock option to purchase 6,666 shares of the Company’s common stock, par value $0.00005 per share (“Common Stock”) or 6,666 shares of Restricted Stock for serving as a director, (ii) either a nonqualified stock option to purchase 3,333 shares of Common Stock or 3,333 shares of Restricted Stock for serving as Chair of the Audit Committee, and (iii) either a nonqualified stock option to purchase 2,000 shares of Common Stock or 2,000 shares of Restricted Stock for serving as a member of the GNC Committee. Every option and restricted stock award will vest monthly as to 1/12 the number of shares subject to the award over a period of twelve months, provided that Mr. Naor remains a member of the Board on each such vesting date, or, in the case of a committee award, remains a member of the committee on each such vesting date.

On June 20, 2023, the Company issued a press release announcing the election of Mr. Naor to the Company’s Board, a copy of which is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated June 20, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAINSTORM CELL THERAPEUTICS INC.

Date: June 20, 2023	By:	/s/ Chaim Lebovits
Chaim Lebovits
Co-Chief Executive Officer